As filed with the Securities and Exchange Commission on June 16, 2023

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUVVE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	86-1617000
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2488 Historic Decatur Road, San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

NUVVE HOLDING CORP. SECOND AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

(Full title of the plan)

Gregory Poilasne

Chief Executive Officer

Nuvve Holding Corp.

2488 Historic Decatur Road, Ste. 200

San Diego, California 92106

(Name and address of agent for service)

(619) 456-5161

(Telephone number, including area code, of agent for service)

with a copy to:

Sahir Surmeli

Jeffrey P. Schultz

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

(617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 4,000,000 shares of common stock, par value $0.00001 per share (“Common Stock”), of Nuvve Holdings Corp. (the “Company”) that may be issued pursuant to the Nuvve Holding Corp. Second Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”), approved by the Company’s stockholders on June 2, 2023 at the Company’s annual meeting of stockholders.

Pursuant to Instruction E of Form S-8, the contents of the Company’s prior registration statement on Form S-8 registering Common Stock under the Plan (File No. 333-259424) (the “Prior Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 9, 2021, is hereby incorporated by reference herein, and the information otherwise required by Form S-8 is omitted, except that the provisions contained in Part II of the Prior Registration Statement are modified as set forth in this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents that we have previously filed with the SEC are incorporated by reference in this registration statement (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such items):

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (File No. 001-40296) filed with the Commission on March 31, 2023, including the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K from the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-40296) filed with the Commission on April 18, 2023;

●	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 (File No. 001-40296), filed with the Commission on May 12, 2023;

●	Current Reports on Form 8-K, filed with the Commission on April 17, 2023, April 24, 2023, June 6, 2023, June 6, 2023 and June 6, 2023.

●	The description of our common stock contained in the Current Report on Form 8-K, filed with the Commission on March 25, 2021 and amended on March 26, 2021, pursuant to which our common stock was deemed registered pursuant to Rule 12g-3(a) under the Exchange Act of 1934, as amended (“Exchange Act”).

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items), will be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective date of filing. Any statement contained in a document incorporated by reference in this registration statement will be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which is incorporated by reference modifies or replaces the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

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Item 8. Exhibits.

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on March 25, 2021).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed by the Company on August 12, 2022).
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (filed herewith).
10.1	Nuvve Holding Corp. Second Amended and Restated 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 6, 2023).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (included in Exhibit 5.1).
23.3	Consent of Moss Adams LLP (filed herewith).
24.1	Power of Attorney (included on the signature page hereto).
107	Calculation of Filing Fee Tables (filed herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on this 16th day of June, 2023.

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Poilasne and David G. Robson, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Gregory Poilasne	Director and Chief Executive Officer	June 16, 2023
	Gregory Poilasne	(Principal Executive Officer)

By:	/s/ Ted Smith	President, Chief Operating Officer and Director	June 16, 2023
Ted Smith

By:	/s/ David G. Robson	Chief Financial Officer	June 16, 2023
	David G. Robson	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Rashida La Lande	Director and Chairperson	June 16, 2023
Rashida La Lande

By:	/s/ Jon M. Montgomery	Director	June 16, 2023
Jon M. Montgomery

By:	/s/ H. David Sherman	Director	June 16, 2023
H. David Sherman

By:	/s/ Angela Strand	Director	June 16, 2023
Angela Strand

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